                                                                     EXHIBIT 8.1
                                                                TO ANNUAL REPORT
                                                                    ON FORM 20-F

      LIST OF SIGNIFICANT SUBSIDIARIES OF GUANGSHEN RAILWAY COMPANY LIMITED

      The following table lists information concerning the significant subsidiaries of Guangshen Railway Company Limited as of December 31, 2004:

                                                                 COUNTRY OF      PERCENTAGE OF INTEREST
                 NAME                                           INCORPORATION   HELD BY GUANGSHEN RAILWAY
                 ----                                           -------------   -------------------------
DIRECTLY HELD BY THE COMPANY

Guangzhou East Station Dongqun Trade and Commerce Service           PRC                  100%
   Company
Shenzhen Fu Yuan Enterprise Development Company                     PRC                  100%
Shenzhen Guangshen Railway Civil Engineering Company                PRC                  100%
Shenzhen Guangshen Railway Travel Service Ltd.                      PRC                  100%
Shenzhen Jian Kai Trade Company                                     PRC                  100%
Shenzhen Jing Ming Industrial & Commercial Company Limited          PRC                  100%
Shenzhen Railway Station Travel Service Company(i)                  PRC                   75%
Shenzhen Longgang Pinghu Qun Yi Railway Store Loading and
   Unloading Company                                                PRC                   55%
Dongguan Changsheng Enterprise Company                              PRC                   51%
Shenzhen Guangshen Railway Electric Section Service Limited         PRC                  100%
Shenzhen Railway Station Passenger Services Company Limited         PRC                  100%

INDIRECTLY HELD BY THE COMPANY

Shenzhen Nantie Construction Supervision Company                    PRC                  100%
Shenzhen Guangshen Railway Economic and Trade Enterprise
   Company                                                          PRC                  100%
Shenzhen Railway Property Management Company Limited                PRC                  100%
Shenzhen Yuezheng Enterprise Company Limited                        PRC                  100%
Shenzhen Road Multi-modal Transportation Company Limited            PRC                   60%

--------------------
(i) Sino-foreign co-operative joint ventures.